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                                                                                         Exhibit 12.1

Marsh & McLennan Companies, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
(In millions, except ratios)


                                                                 Years Ended December 31,
                                           --------------------------------------------------------------------
                                                 2004         2003         2002         2001         2000
                                           --------------------------------------------------------------------

Earnings
--------

Income before income taxes and minority interest    $ 454      $ 2,335      $ 2,133      $ 1,590       $ 1,955

Interest expense                                      219          185          160          196           247

Portion of rents representative of
the interest factor                                   168          156          132          122           120

Amortization of capitalized interest                    -            -            -            -             -
                                           --------------------------------------------------------------------
                                                    $ 841      $ 2,676      $ 2,425      $ 1,908       $ 2,322
                                           ====================================================================

Fixed Charges
-------------

Interest expense                                    $ 219        $ 185        $ 160        $ 196         $ 247

Portion of rents representative of
the interest factor                                   168          156          132          122           120
                                           --------------------------------------------------------------------
                                                    $ 387        $ 341        $ 292        $ 318         $ 367
                                           ====================================================================

Ratio of Earnings to Fixed Charges                    2.2          7.8          8.3          6.0           6.3

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